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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

Name                                         Jurisdiction of Incorporation
----                                         -----------------------------
Juniper Networks K.K.                                  Japan
Juniper Networks B.V.                              The Netherlands
Juniper Networks International Limited                 Cayman
Juniper Networks FSC Inc.                             Barbados